Exhibit 10.9
FIRST PRIORITY OPEN PLEDGE AGREEMENT OVER CREDIT RIGHTS
DERIVED FROM A CRUDE OIL COMMERCIAL SALES AGREEMENT
Between (i) GRAN TIERRA ENERGY COLOMBIA, LTD. (formerly ARGOSY ENERGY INTERNATIONAL), a limited partnership organized under the laws of the State of Utah (Registered No. 2110646-0180) and having its principal office at 300, 611 10th Avenue SW, Calgary, Alberta, Canada T2R OB2 with a branch denominated GRAN TIERRA ENERGY COLOMBIA, LTD, incorporated through Public Deed No. 5323 on October 25, 1983, granted by the Seventh Notary of Bogotá, registered on November 23, 1983 under Number 2092 of Book VI, with Mercantile Register No. 00841851, and its main domicile in Bogotá, DC., represented by EDGAR LOUIS DYES, as evidenced in the certificate of incumbency and legal representation, of legal age, resident of Bogotá DC, bearer of Alien’s Identity Document Number 223.325, acting in his capacity as Legal Representative and (ii) STANDARD BANK PLC a corporation organized under the laws of England and Wales (Company No. 2130447) and having its registered office at Cannon Bridge House, 25 Dowgate Hill, London EC4R 2SB with main domicile in the United Kingdom, acting for and on behalf of the Secured Parties (hereinafter the “Administrative Agent”) represented in this act by RODERICK L. FRASER and MANUEL GONZALEZ, both of legal age, domiciled in New York City identified as it appears below their signatures.
WHEREAS:
     A. GRAN TIERRA ENERGY, INC., a corporation organized under the laws of the State of Nevada (Registered No. E0666052005-8) and having its principal office at 300, 611 10th Avenue SW, Calgary, Alberta, Canada T2R OB2 acting as ( the Borrower) and GRAN TIERRA ENERGY COLOMBIA, LTD. (formerly ARGOSY ENERGY INTERNATIONAL), a limited partnership organized under the laws of the State of Utah (Registered No. 2110646-0180) and having its principal office at 300, 611 10th Avenue SW, Calgary, Alberta, Canada T2R OB2 (the “Partnership”) and ARGOSY ENERGY CORP., a corporation organized under the laws of the State of Delaware (Registered No. 3234977) (the “GP”) (the Partnership and the GP, collectively, the “Original Guarantors”, and individually, an “Original Guarantor”), and the lenders party thereto as Banks, entered into a credit agreement dated as of February 22, 2007 (the “Credit Agreement”) with STANDARD BANK PLC as Arranger, Administrative Agent and Issuing Bank.
     B. Under the Credit Agreement, the Borrower was obliged to create a pledge over the credit rights of GRAN TIERRA ENERGY COLOMBIA, LTD. derived from a Crude Oil Commercial Sales Agreement in order to secure the fulfillment of the obligations stipulated in the Agreement.
     C. On December 1, 2006, ECOPETROL S.A., a decentralized entity of the national order, established through Law 165 of 1948, organized as a joint Stock Company pursuant to Decree 1760 of 2003, with Tax Identification Number 899-999-068-1, attached to the Ministry of Mines and Energy, with main domicile in Bogotá D.C., whose corporate bylaws are contained in Public Deed No. 4832 dated October 31, 2005, and Public Deed

4302 of September 26, 2006, from the Second Notary of the Bogotá D.C. Circle and on the other hand GRAN TIERRA ENERGY COLOMBIA, LTD. formerly (ARGOSY ENERGY INTERNATIONAL,) a company with a branch in Colombia incorporated through Public Deed No. 5323 on October 25, 1993, granted by the Seventh Notary of Bogotá, registered on November 23, 1983 under Number 2092 of Book VI, with Mercantile Register No. 00841851, and its main domicile in Bogotá, engaged in a Crude Oil Commercial Sales Agreement.
     D. The payments made by ECOPETROL S.A. to GRAN TIERRA ENERGY COLOMBIA, LTD. in virtue of the Crude Oil Commercial Sales Agreement will be as follows: one part payable in Colombian pesos, equivalent to twenty-five (25%) of the volumes determined and delivered, in accordance with the provisions contained therein; b) the remaining seventy five percent (75%) in dollars of the United States of America.
     E. As of the date of this Pledge Agreement, GRAN TIERRA ENERGY COLOMBIA, LTD. is a subsidiary of exclusive property (directly and through its General Partner, Argosy Energy Corp.) of GRAN TIERRA ENERGY, INC
     F. It is a condition precedent to the advance of Loans under the Credit Agreement that GRAN TIERRA ENERGY COLOMBIA, LTD. creates a first-priority open pledge in favor of STANDARD BANK PLC, over the present and future rights, titles and interests of GRAN TIERRA ENERGY COLOMBIA, LTD. to receivables and credits payable from time to time by ECOPETROL under the Crude Oil Commercial Sales Agreement
     G. In compliance of the obligation mentioned in whereas clause F above, GRAN TIERRA ENERGY COLOMBIA, LTD. has agreed to create a first priority open pledge, in favor of STANDARD BANK PLC over all the present and future rights, titles and interests of GRAN TIERRA ENERGY COLOMBIA, LTD. to receivables and credits payable from time to time by ECOPETROL under the Crude Oil Commercial Sales Agreement
NOW, THEREFORE, the parties agree as follows:
FIRST CLAUSE. DEFINED TERMS: Capitalized terms used in this Pledge Agreement (including the preamble and whereas clauses) and not otherwise defined herein, unless the context otherwise requires, have the respective meanings given to such terms in the Credit Agreement.
SECOND CLAUSE. PURPOSE: GRAN TIERRA ENERGY COLOMBIA, LTD. hereby creates a first priority open pledge, in favor of STANDARD BANK PLC over all the present and future rights, titles and interests of GRAN TIERRA ENERGY COLOMBIA, LTD. to receivables and credits payable from time to time by ECOPETROL under the Crude Oil Commercial Sales Agreement.

The pledge created hereunder, includes the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. to receive: (i) the full price of the crude oil agreed between GRAN TIERRA ENERGY COLOMBIA, LTD. and ECOPETROL (ii) all the default interest derived from the Crude Oil Commercial Sales Agreement, if any; (iii) all the fines, compensations or indemnifications of any nature to which GRAN TIERRA ENERGY COLOMBIA, LTD. may be entitled to by virtue of breaches of the Crude Oil Commercial Sales Agreement; (iv) all the indemnifications paid by insurance companies or banks, to which GRAN TIERRA ENERGY COLOMBIA, LTD. is entitled to, derived from or related to the Crude Oil Commercial Sales Agreement; and (v) all and any other amounts to which GRAN TIERRA ENERGY COLOMBIA, LTD. may be entitled to by virtue of the Crude Oil Commercial Sales Agreement
THIRD CLAUSE. SECURITY FOR OBLIGATIONS: The pledge created by means of this Pledge Agreement is an open pledge, that secures the payment and performance in full by the Obligors (as defined in the Credit Agreement) of all present and future obligations (including, in the case of the Guarantors, the Guaranteed Obligations) to the Secured Parties under the Credit Agreement and the other Loan Documents (hereinafter the “Secured Obligations”).
STANDARD BANK PLC may enforce the pledge created by means of the Pledge Agreement at any time after (i) an Event of Default under Section 10(f) or 10(g) of the Credit Agreement has occurred, or (ii) any other Event of Default in respect of which STANDARD BANK PLC has delivered a notice to the Borrower, terminating the Commitments and/or declaring all amounts payable by the Obligors as immediately due and payable pursuant to the Credit Agreement.
Notwithstanding the above, the Parties hereto agree that the amount of the Secured Obligations will correspond to the sum of USD$55,000,000 for principal plus any interest and any other costs, expenses, fees, commissions, indemnifications and other amounts due by any Obligor pursuant to the Credit Agreement and the other Loan Documents.
FOURTH CLAUSE. COLLECTIONS: All and any payments to be made under the Crude Oil Commercial Sales Agreement correspondent to the seventy five percent (75%) portion in dollars of the United States of America, shall be made by ECOPETROL by means of transference and deposit of those payments in account number 103353265 opened by GRAN TIERRA ENERGY COLOMBIA, LTD. with JPMorgan Chase Bank, N.A New York, New York the (the Collection Account)
FIFTH CLAUSE. SERVICES AND INSTRUCTIONS TO ECOPETROL: GRAN TIERRA ENERGY COLOMBIA, LTD. shall notify in writing to ECOPETROL, within the three (3) working days following the date of execution of this Pledge Agreement, in the manner indicated in Annex No. 1 to this Pledge Agreement, that from the date on which this Pledge Agreement is entered into all the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. to receive payments under the Crude Oil Commercial Sales Agreement have been pledged in favor of STANDARD BANK PLC Additionally, GRAN TIERRA ENERGY COLOMBIA, LTD. shall instruct irrevocably ECOPETROL to make all the payments derived from the Crude Oil Commercial Sales Agreement correspondent to the seventy five percent (75%) in dollars of the United States of America, through a transfer and deposit of those payments in the Collection Account.
SIXTH CLAUSE. ADDITIONAL OBLIGATIONS: In addition to the obligations stipulated in all other clauses of this Pledge Agreement and in any applicable regulations, GRAN TIERRA ENERGY COLOMBIA, LTD. undertakes the following specific obligations: (i) be liable for the existence, validity and duly and timely compliance of the Crude Oil Commercial Sales Agreement, (ii) abstain from fully or partially assigning the Crude Oil Commercial Sales Agreement or the rights derived therefrom without prior, specific and written authorization of the STANDARD BANK PLC; (iii) promptly inform STANDARD BANK PLC about any breach of the Crude Oil Commercial Sales Agreement regardless its cause, by GRAN TIERRA ENERGY COLOMBIA, LTD. or ECOPETROL; (iv) maintain in force and without any liens or limitations all its rights under the Crude Oil Commercial Sales Agreement other than Permitted Liens; and (v) promptly inform STANDARD BANK PLC about any claim, lawsuit, seizure or precautionary measure of any nature instituted or intended to be instituted by any person in regards to the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. under the Crude Oil Commercial Sales Agreement
SEVENTH CLAUSE. TERM: This Pledge Agreement will remain in force and effect until the payment and discharge of the Secured Obligations in full and the termination of all Commitments under the Credit Agreement. Once all of the Secured Obligations have been paid or discharged in full, GRAN TIERRA ENERGY COLOMBIA, LTD. will be entitled to receive from STANDARD BANK PLC the execution of a document canceling the pledge created under this Pledge Agreement; provided always that if any payment in respect of the Secured Obligations is avoided or reduced as a result of the insolvency of GRAN TIERRA ENERGY COLOMBIA, LTD. or any analogous event, such pledge shall to the fullest extent permitted by law be reinstated as if the payment and discharge of the Secured Obligations had not occurred, and the liability of GRAN TIERRA ENERGY COLOMBIA, LTD. will continue as if the payment in respect of the Secured Obligations had not occurred, and the Administrative Agent shall be entitled to recover the amount of such payment from GRAN TIERRA ENERGY COLOMBIA, LTD. as if such payment had not been made
EIGHTH CLAUSE. REPRESENTATIONS AND WARANTEES: GRAN TIERRA ENERGY COLOMBIA, LTD. hereby represents and warrants in favor of the Administrative Agent and for the benefit of all the Secured Parties, the following:
(i)	That all the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. under the Crude Oil Commercial Sales Agreement are of its exclusive property, have not been previously assigned or transferred and are free from any seizures, pledges, lawsuits, and in general from any other types of liens and limitations to ownership other tan Permitted Liens.

(ii)	That the Crude Oil Commercial Sales Agreement is valid and binding upon each of GRAN TIERRA ENERGY COLOMBIA, LTD. and to its knowledge ECOPETROL and enforceable against each of them, in accordance with the terms and conditions stipulated therein.

(iii)	That GRAN TIERRA ENERGY COLOMBIA, LTD. has no knowledge of any fact or event that could imply or produce a breach of the Crude Oil Commercial Sales Agreement

(iv)	That it is legally empowered to enter into and perform this Pledge Agreement and that for its execution and performance there are no legal, contractual or statutory restrictions applicable to GRAN TIERRA ENERGY COLOMBIA, LTD.

(v)	That all the actions and conditions (statutory or of any other type) required for the execution and performance of this Pledge Agreement, have been duly and fully obtained, performed, fulfilled with and satisfied.

(vi)	That this Pledge Agreement creates valid and binding obligations upon GRAN TIERRA ENERGY COLOMBIA, LTD. enforceable against it, according to the terms and conditions provided herein.

(vii)	That except for the authorizations already received, the entering into and perfecting of this Pledge Agreement as well as its compliance and performance, does not breach or imply a non-compliance, neither requires any consent or authorization under: (a) the constituent documents of GRAN TIERRA ENERGY COLOMBIA, LTD.; (b) any law, decree, resolution, agreement, order, judicial decision, writ, administrative decision, license or permit applicable to GRAN TIERRA ENERGY COLOMBIA, LTD. or to which GRAN TIERRA ENERGY COLOMBIA, LTD. is bound, or (c) any contract or document to which GRAN TIERRA ENERGY COLOMBIA, LTD. is a party or is obligated.
NINTH CLAUSE. EXPENSES AND TAXES: All the expenses and taxes that may be caused or derived from the execution and compliance of this Pledge Agreement shall be fully assumed and paid by GRAN TIERRA ENERGY COLOMBIA, LTD.
TENTH CLAUSE. COSTS AND FEES: The expenses and costs to be incurred by STANDARD BANK PLC in case this pledge is made effective, including lawyer’s fees, will be fully assumed by GRAN TIERRA ENERGY COLOMBIA, LTD.
ELEVENTH CLAUSE. APPLICABLE LAW: This Pledge Agreement is governed by, and shall be construed and interpreted in accordance with, the laws of the Republic of Colombia.

TWELFTH CLAUSE. USE OF ENGLISH LANGUAGE: The English text of this Pledge Agreement shall be controlling in all cases, except in connection with any legal action or proceeding brought in respect of this Pledge Agreement in the competent courts of Colombia, in which case an official translation into Spanish of this Pledge Agreement shall be controlling.
THIRTEENTH CLAUSE. NOTICES: Any message, notification or summon required, demanded or permitted by this Pledge Agreement shall be made in writing and shall be given in accordance with Section 12.02 of the Credit Agreement:
FOURTEENTH CLAUSE. MISCELLANEOUS:
14.1. Survival of Agreements. Each agreement, representation, warranty, and covenant contained or referred to in this Pledge Agreement shall survive any investigation at any time made by the STANDARD BANK PLC and shall survive any disbursement under the Loans, except for changes permitted hereby and, except as otherwise provided in this article, shall terminate only when all amounts due or to become due under the Loan Documents are indefeasibly paid.
14.2. Integration; Amendments. This Pledge Agreement and the other Loan Documents embodies the entire understanding of the Parties and supersedes all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof. The provisions of this Pledge Agreement and of its Annexes may be waived, supplemented, or amended only by an instrument in writing signed by the Parties hereto.
14.3. Severability. If any provision of this Pledge Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, then to the fullest extent permitted by law, such invalidity, illegality, or unenforceability shall not affect the validity, legality, and enforceability of the other provisions of this Pledge Agreement and shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction. If, and to the extent that, any obligation of GRAN TIERRA ENERGY COLOMBIA, LTD. is unenforceable for any reason, GRAN TIERRA ENERGY COLOMBIA, LTD. shall, independent of any other obligation hereunder, make the maximum contribution to the payment and satisfaction thereof as is permissible under applicable law.
14.4. No Waiver.
(a) No failure or delay by STANDARD BANK PLC in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise impair any of its other rights, powers, or remedies. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy. No waiver of any right, power, or remedy shall be effective unless given in writing.
(b) The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers, or remedies provided by law. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other rights, powers, or remedies.
14.5. Execution in Counterparts. This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.
In witness whereof, this Pledge Agreement is signed as of February 22, 2007.
GRAN TIERRA ENERGY COLOMBIA, LTD.
By Argosy Energy Corp, its General Partner
/s/ James Hart
Name:
ID:
Title:
STANDARD BANK PLC
for the benefit of the Secured Parties

/s/ Manuel Gonzalez-Spahr

Name:
ID:
Title:

/s/ Roderick L. Fraser

Name:
ID:
Title:

ANNEX NO. 1
FORM OF NOTIFICATIONS AND INSTRUCTIONS TO ECOPETROL AND ANY
OTHER OFFTAKER PURCHASING HYDROCARBONS FROM GRAN TIERRA
ENERGY COLOMBIA, LTD.
Bogotá,                      of                      2007
Messrs.
ECOPETROL S.A.
Attention: (       )
(Address)
Dear sirs:
We refer to the Crude Oil Commercial Sales Agreement executed by ARGOSY ENERGY INTERNATIONAL (now GRAN TIERRA ENERGY COLOMBIA, LTD.) and ECOPETROL S.A. on December 1, 2006,
We are hereby notifying you that:
1. By virtue of a pledge agreement dated as of February 22, 2007 by GRAN TIERRA ENERGY COLOMBIA, LTD. and STANDARD BANK PLC, a company legally incorporated and existing in conformity with the laws of England and Wales (the “Administrative Agent”), GRAN TIERRA ENERGY COLOMBIA, LTD. created in favor of STANDARD BANK PLC, a first priority open pledge over all the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. to receive payments under the Crude Oil Commercial Sales Agreement.
The above referred pledge includes all the rights of GRAN TIERRA ENERGY COLOMBIA, LTD. to receive price, interests, fines, indemnifications or compensations of any nature, and other credit rights derived from the Crude Oil Commercial Sales Agreement.
In conformity with the mentioned pledge, we are irrevocably instructing ECOPETROL to deposit all and any amounts to which GRAN TIERRA ENERGY COLOMBIA, LTD. may be entitled to under or as consequence of the Crude Oil Commercial Sales Agreement correspondent to the seventy five percent (75%) portion in dollars of the United States of America, in favor of the STANDARD BANK PLC in account number 103353265 in the name of GRAN TIERRA ENERGY COLOMBIA, LTD. maintained with JP Morgan Chase Bank, N.A. in New York, New York (the “Collection Account”):
Please return a copy of this letter, duly signed in sign of acceptance.

Best regards,
GRAN TIERRA ENERGY COLOMBIA, LTD.
By Argosy Energy Corp, its General Partner

Name:
ID:
Title:
Served upon and accepted:
ECOPETROL S.A.

Name:
ID:
Title: